Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159855 on Form S-8 of our report dated June 26, 2014, relating to the financial statements and supplemental schedule of Idaho Power Company Employee Savings Plan appearing in this Annual Report on Form 11-K as of and for the year ended December 31, 2013.

/s/ EIDE BAILLY LLP

Minneapolis, Minnesota
June 26, 2014